CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated November 21, 2002, in Pre-Effective Amendment Number 2 to the Registration Statement (Form N-2 No. 333-99985 and 811-21200) of Neuberger Berman Real Estate Income Fund Inc.


                                           ERNST & YOUNG LLP

Boston, Massachusetts
November 22, 2002